AgentBee

Agreement

Recruitment and Management of Education Agents

Parties

The parties to this agreement are:

i. GEGM Enterprises Pty Ltd, trading as AgentBee - ABN 73 102 353 275 - Yarralumla, ACT, Australia - (**AgentBee**)

ii. Farvision Education Group - Markham, Ontario, Canada - (**Farvision**)

1. Date of Agreement

This Agreement commences on the date that the last party signs the Agreement.

2. Overview

AgentBee and Farvision have agreed that AgentBee will support Farvision to:

- recruit education agents who wish to represent Farvision, and
- manage the ongoing relationship with authorised education agents of Farvision to maximise referrals and enrolments.

3. Responsibilities of AgentBee

Education Agent Recruitment

3.1. AgentBee will use its best endeavours to generate expressions of interest from education agents who wish to represent Farvision.

3.2. AgentBee will use various methods to generate expressions of interest from education agents, including, but not limited to:

i. blog posts on the AgentBee blog

ii. social media marketing, and

iii. direct email marketing.

3.3. AgentBee will make all expressions of interest received from education agents available to Farvision in a secure workflow board.

i. Only AgentBee staff and a nominated user from Farvision will have access to the secure workflow board.

3.4. AgentBee will ensure that expressions of interest submitted by education agents contain detailed information on the agent to enable Farvision to make an informed decision on whether to work with the education agent.

3.5. AgentBee will not be responsible for contacting, working with, or managing on Farvision's behalf, an agent who submits an expression of interest.

3.6. AgentBee does not guarantee that any education agent recruited through the AgentBee platform will refer students to Farvision.

3.7. AgentBee does not assess or independently verify the credentials or professional standards of education agencies that use the AgentBee website to submit expressions of interest.

Education Agent Management

3.8. AgentBee will set up and provide Farvision with access to a secure online education agent management platform.

3.9. Only Farvision staff and authorised education agents of Farvision will have access to the portal.

3.10. Farvision can use the tools provided in the portal to:

- Post updates for education agents

- Upload key documents, including application forms and marketing materials
- Chat 1 on 1 with agents
- Accept and manage student applications from agents, from initial referral to enrollment.

4. Responsibilities of Farvision

Education Agent Recruitment

4.1. Farvision will promptly assess expressions of interest submitted by education agents.

4.2. Farvision will manage each expression of interest through each stage of the workflow in Farvision's secure workflow board on the AgentBee platform.

4.3. Farvision will decide which education agents it will work with.

4.4. Farvision will be responsible for entering into any formal contract or agreement with an education agent identified through the AgentBee platform.

Education Agent Management

4.5. Farvision will manage the ongoing relationship with the education agents it decides to work with.

4.6. Farvision will use the AgentBee platform to accept and manage all student referrals and enrollments from education agents that are authorised to use the Farvision portal on the AgentBee platform.

5. Fees

Set Up Fees

$0/zero. There are no set up fees.

Platform Fees

Farvision	Farvision's Authorised Agents
• Access to the secure AgentBee platform is provided **free for one user** at Farvision. • If Farvision wishes to add additional users, each additional user will be charged at US$10 per month.	• Farvision's agents will have to hold AgentBee membership in order to use the AgentBee agent platform. • Membership costs US$19 per month. The agent pays this fee, not Farvision. • If Farvision's agents do not hold AgentBee membership, AgentBee will work with them to arrange membership.

Placement Fees

5.1. AgentBee will charge Farvision CAD$85 for each successful student enrollment.

5.2. This fee is in addition to any commission fee that Farvision pays to the referring agent.

5.3. Farvision will pay within 14 days of receipt all invoices received in accordance with this agreement.

6. Intellectual Property

6.1. Farvision agrees that AgentBee may use its intellectual property, including logos, videos and text owned and controlled by Farvision to support production of the content described in Clause 3.

7. Termination

7.1. Either party may terminate this Agreement for any reason by notifying the other party in writing.

8. Hold Harmless

8.1. Farvision holds AgentBee harmless from any actions, claims, liability or loss in respect of the performance of services under this Agreement.

9. Dispute Resolution

9.1. The parties shall endeavour to settle any dispute arising out of or relating to this agreement, including with regard to its existence, validity or termination, by mediation administered by the Australian Disputes Centre (ADC).

- The mediation shall be conducted in accordance with the ADC Guidelines for Commercial Mediation operating at the time the dispute is referred to ADC (the Guidelines).
- The terms of the Guidelines are hereby deemed incorporated into this agreement.

9.2. In the event that the dispute has not settled within twenty-eight (28) days following referral to ADC, or such other period as agreed to in writing between the parties, the dispute shall be referred to expert determination in Canberra, ACT.

- The expert determination shall be administered by ADC and conducted in accordance with the ADC Rules for Expert

Determination operating at the time the dispute is referred to ADC (the Rules).

- The terms of the Rules are hereby deemed incorporated into this agreement.

9.3. The expert shall not be the same person as the mediator unless the parties each consent in writing to the expert so acting.

9.4. This clause shall survive termination of this agreement.

Signed by:

Shivu Ishwaran	**Gillian Coles**
CEO	Director
Farvision	AgentBee
25 / 05 / 2021	Jun 7, 2021

HELLOSIGN

Audit Trail

TITLE	Farvision - AgentBee Agreement
FILE NAME	Farvision Agreement
DOCUMENT ID	80eb27f608dae8fae111c46cd72b04b90be604fd
AUDIT TRAIL DATE FORMAT	DD / MM / YYYY
STATUS	• Out For Signature

Document History

SENT	**17 / 05 / 2021** 02:51:28 UTC	Sent for signature to Shivu Ishwaran (shivuishwaran@farvision.ca) and Gillian Coles (admin@agentbee.net) from geoff@agentbee.net IP: 219.90.161.147
VIEWED	**17 / 05 / 2021** 12:18:39 UTC	Viewed by Shivu Ishwaran (shivuishwaran@farvision.ca) IP: 99.232.62.71
SIGNED	**25 / 05 / 2021** 19:48:11 UTC	Signed by Shivu Ishwaran (shivuishwaran@farvision.ca) IP: 99.229.150.76
INCOMPLETE	**25 / 05 / 2021** 19:48:11 UTC	This document has not been fully executed by all signers.